EXHIBIT 10.2

CLASSIC COSTUME COMPANY, INC.

CONSULTING MANAGEMENT AGREEMENT

This Management Agreement is made on September 1, 2009 between Classic Costume Company, Inc ("CCUC") and Aquavolt, LLC, whose address is 186 W. Main Street #7 Sayville, NY 11782 (the "Agent").

The Agent has extensive experience in investor relations for public and private companies, and CCUC seeks to benefit from the Agent's expertise by retaining the Agent as a Business Agent. The Agent wishes to perform services for CCUC. Accordingly, CCUC and the Agent agree as follows:

1.

Services

a.

The Agent shall assist with the investor relations for CCUC;

b.

The Agent shall assist with the raising of working capital for CCUC;

c.

The Agent shall assist with the marketing of CCUC.

2.

Compensation

Agent shall be paid 1,000,000 shares of restricted Common stock of CCUC.

3.

Confidentiality

a.

Either party may disclose to the other party any information that the disclosing party would normally freely disclose to the other members of the scientific community at large, whether by publication, by presentation at seminars, or in informal scientific discussions.

b.

The parties may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other ("Confidential Information"). Each party will use reasonable efforts to prevent the disclosure of any of the other party's Confidential Information to third parties for a period of two (2) years from receipt thereof. The recipient may acquire information that pertains to the discloser's processes, equipment, programs, developments, or plans that is both (i) disclosed or made known by the disclosure to the recipient and (ii) identified in writing as "proprietary" by the disclosure. The recipient agrees not to disclose any Confidential Information to third parties or to use any Confidential Information for any purpose other than performance of the services contemplated by this Agreement, without prior written consent of CCUC

c.

Confidential Information subject to paragraph 4(b) does not include information that (i) is or later becomes available to the public through no breach of this Agreement by the recipient; (ii) is obtained by the recipient from a third party who had the legal right to disclose the information to the recipient; (iii) is already in the possession of the recipient on the date this Agreement becomes effective; (iv) is independently developed by recipient; or (v) is required to be disclosed by law, government regulation, or court order. In addition, Confidential Information subject to paragraph 4(b) does not include information generated by the Agent unless the information (i) is generated as a direct result of the performance of consulting services under this Agreement.

4.

Return of Materials

The Agent agrees to promptly return, following the termination of this Agreement or upon earlier request by CCUC, all written materials in the Agent's possession and (i) supplied by CCUC in conjunction with the Agent's services under this Agreement or (ii) generated by the Agent in the performance of services under this Agreement.

5.

Defense and Indemnification

CCUC agrees, at its sole expense, to defend the Agent, and to indemnify and hold the Agent harmless from, any claims or suits by a third party against the Agent or any liabilities or judgments based thereon, either arising form the Agent's performance of services for CCUC under this Agreement.

6.

Term and Termination

This Agreement shall be for 90 days and may be cancelled by either party by informing the other of the termination with a 30-day written notice.

7.

Miscellaneous

a.

This Agreement shall inure to the benefit of and be binding upon the respective heirs, executors, successors, representatives, and assigns of the parties, as the case may be.

b.

The relationship created by this Agreement shall be that of independent contractor, and the Agent shall have no authority to bind or act as agent for CCUC or its employees for any purpose.

c.

If any term or provision of this Agreement is deemed invalid, contrary to, or prohibited under applicable laws or regulation of any jurisdiction, this Agreement (save only this sentence) shall be invalid.

d.

This Agreement replaces all previous agreements and the discussions relating to the subject matters hereof and constitutes the entire agreement between CCUC and the Agent with respect to the subject matters of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation, or agreement made by any employee, officer, or representative of CCUC , or by any written documents unless it is signed by an officer of CCUC and by the Agent.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first stated above.

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